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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
February 1, 2017

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K/A of Holly Energy Partners, L.P. (the “Partnership”) amends the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2017 (the “Original Filing”).

As disclosed in the Original Filing, on January 11, 2017, Mark A. Plake, President of Holly Logistic Services, L.L.C. (“HLS”), notified the Board of Directors of HLS (the “Board”) that he would resign from his position as President of HLS on the closing of the acquisition of Petro-Canada Lubricants Inc. (the “(the “PCLI Acquisition”) by HollyFrontier Corporation (“HFC”) in order to accept the position of President of Petro-Canada Lubricants Inc. HLS is a wholly-owned subsidiary of HFC and the general partner of HEP Logistics Holdings, L.P., which is the general partner of the Partnership. This Current Report on Form 8-K/A amends the Original Filing to set forth the date of the closing of the PCLI Acquisition and Mr. Plake’s resignation, both of which occurred on February 1, 2017.

Except as described herein, no other changes have been made to the Original Filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Richard L. Voliva III
Name:	Richard L. Voliva III
Title:	Senior Vice President and Chief Financial Officer

Date:    February 1, 2017